Exhibit 1.1

SPROTT ESG GOLD ETF
FORM OF AUTHORIZED PARTICIPANT AGREEMENT
This Authorized Participant Agreement (the "Agreement"), dated as of __________, 20__ is entered into by and among ________________ (the "Authorized Participant"), Sprott ESG Gold ETF (the "Trust"), and Sprott Asset Management LP, as sponsor of the Trust (the "Sponsor").
SUMMARY
As provided in the Amended and Restated Declaration of Trust, as it may be amended from time to time (the "Trust Agreement") as currently in effect and described in the Prospectus (defined below), units of beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the Sponsor for an Authorized Participant in aggregations of a minimum of fifty thousand (50,000) Shares (each aggregation, a "Creation Unit"). Creation Units are offered only pursuant to a registration statement of the Trust on Form S-1, as amended (currently, registration no.: 333-[]), as declared effective by the Securities and Exchange Commission ("SEC") and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the Trust (collectively, the "Registration Statement") together with the prospectus of the Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act") after the effectiveness of the Registration Statement (the "Prospectus"), as supplemented from time to time or any free writing prospectus as defined in Rule 405 of the 1933 Act (a "FWP") prepared by, for or on behalf of the Sponsor and the Trust intended for general distribution included therein. Under the Trust Agreement, the Sponsor is authorized to issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company ("DTC"), or a successor depository, and only in exchange for unallocated physical gold bullion. This Agreement and the Procedures (defined below) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units.
Because new Shares can be created and issued on an ongoing basis, at any point during the existence of the Trust, a "distribution," as such term is used in the 1933 Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting Orders (defined below).
Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement or Creation and Redemption Procedures set forth in Attachment A hereto (the "Procedures").
To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:
Section 1. Order Placement.   To place orders for the Sponsor (or its agent) to create or redeem one or more Creation Units, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement, the Trust Agreement, and the

Procedures described in Attachment A, as each may be amended, modified or supplemented from time to time. This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem (i) through the Continuous Net Settlement ("CNS") clearing processes of National Securities Clearing Corporation ("NSCC") as such processes have been enhanced to effect purchases and redemptions of Units, such processes being referred to herein as the "CNS Clearing Process," or (ii) outside the CNS Clearing Process (i.e., through the manual process of DTC) (the "DTC Process").
Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions consistent with the instructions issued by the Authorized Participant to the Transfer Agent.  The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.
Section 2. Status, Representations and Warranties of the Parties.
(a) The Authorized Participant represents and warrants and covenants, so long as this Agreement is in full force and effect, the following:
(i) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.
(ii) Unless Section 2(a)(iii) applies, the Authorized Participant either: (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and Conduct Rules of FINRA if it is a FINRA member, to the extent the foregoing relates to and are applicable to the Authorized Participant's transactions in and activities with respect to Shares.  The Authorized Participant will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.
(iii) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(a)(ii) above, the Authorized Participant will, in connection with such offers and sales, (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery requirements of the 1933 Act, and the regulations promulgated thereunder applicable to it, and (iii) if the Authorized Participant is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(a)(ii) above, conduct its business in accordance with the FINRA Conduct Rules, in each case, to the extent the foregoing relates to and is applicable to the Authorized Participant's transactions in, and activities with respect to, Shares.
(iv) The Authorized Participant has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering, counter-terrorist financing and economic sanctions, laws, rules, regulations, executive orders and requirements (including the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and regulations of the U.S. Treasury Department which implement such acts) administered by any governmental authority of the United States (including the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury) that apply to transactions contemplated by this Agreement taken on behalf of the Authorized Participant or its customers.
(v) The Authorized Participant will deliver the then-current Prospectus upon any sale by it of Shares or, if applicable, a notice consistent with Rule 173 under the 1933 Act in lieu of a Prospectus to the extent so required under the prospectus delivery and disclosure requirements of the 1933 Act. The Sponsor agrees that if it becomes aware of any new delivery or disclosure requirement under the 1933 Act relating to Shares, it shall use best efforts to notify the Authorized Participant of such requirement(s).
(vi) The Authorized Participant agrees not to enforce against the Trust and Sponsor any patent rights with respect to the business of the Trust. For avoidance of doubt, this provision will only be effective during time periods in which the Agreement is in effect and shall not survive termination thereof.
(b) The Sponsor represents and warrants that on the date hereof and at each time of purchase by the Authorized Participant of a Creation Unit from the Trust (each such time, the "Time of Purchase"), that:
(i) on the effective date of the Registration Statement and at each Time of Purchase, the Trust's Registration Statement and each Prospectus included therein shall be effective and no stop order of the SEC with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor's knowledge, will then be contemplated by the SEC; the Registration Statement and each Prospectus included therein complied when it became effective and complies at the Time of Purchase in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder, and the Prospectus complied as of its effective date, and complies at the Time of Purchase, in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder; and the conditions to the use of Form S-1 or Form S-3, as applicable, have been satisfied; the Registration Statement and any amendment thereto, did not when it became effective and does not at the Time of Purchase contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto did not, as of its effective date and does not at the Time of Purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents comprising the Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement, the Prospectus or the Disclosure Package in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by the Authorized Participant to the Sponsor expressly for use therein. The "Disclosure Package" is the Prospectus and any amendments and supplements thereto at the Time of Purchase and any FWP prepared by, for or on behalf of the Sponsor before the Time of Purchase and intended for general distribution;
(ii) the Sponsor has been duly organized and, on the effective date of the Registration Statement and at each Time of Purchase, will be validly existing as a limited partnership formed under the laws of the Province of Ontario, Canada, with full power and authority to act as the sponsor of the Trust as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;
(iii) at the time the Sponsor makes an offer of Shares following the filing of the Registration Statement, neither the Trust nor the Sponsor will be an "ineligible issuer" as defined in Rule 405 of the 1933 Act; and
(iv) the Sponsor shall provide to the Authorized Participant copies of the then current Prospectus and any promotional materials or sales literature in reasonable quantities upon request, the Sponsor will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus is available, the Sponsor will deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to customers or in response to the Authorized Participant's reasonable request, the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than the effective date thereof, and the Sponsor will be deemed to have complied with any request made by the Authorized Participant under this paragraph when the Authorized Participant has received such revised, supplemented or amended Prospectus at the address indicated below the signature line of the Authorized Participant in such number of hard copies, or via e-mail, as it may have reasonably requested.
(c) The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, agrees:
(i) upon receipt of request from the Authorized Participant therefor, to file a post-effective amendment or supplement, as applicable, to the Registration Statement removing any reference to the Authorized Participant thereunder; and
(ii) to notify the Authorized Participant promptly, confirming such notice in writing if the original notice was oral, of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, the Sponsor shall use its best efforts to obtain the lifting or removal of such order as soon as possible.
Section 3. Orders.
(a) All orders to create or redeem Creation Units shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Sponsor may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Creation Units which are not related to the Procedures; provided that the Sponsor shall provide the Authorized Participant with prior notice of any revised procedures and any revised procedures shall not apply retroactively to orders submitted prior to such change in procedures or prior to the time at which the Authorized Participant received notice of any such change. To the extent the Authorized Participant purchases or sells any Shares, it will comply with such procedures of which it has received notice delivered in accordance with Section 17(c) of this Agreement within a commercially reasonable time following receipt of such notice.
(i) The Authorized Participant acknowledges and agrees that each order to create a Creation Unit (a "Purchase Order") and each order to redeem a Creation Unit (a "Redemption Order", and, together with a Purchase Order, each an "Order") delivered to the Sponsor, or the Sponsor's designee, may not be revoked by the Authorized Participant after the specified Order Cut-Off Time.
(ii) The Sponsor may, in its discretion, suspend creations, or postpone the settlement date of a Purchase Order, (i) for any period during which the NYSE Arca, Inc. (the "Exchange") is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Purchase Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of owners of Shares ("Shareholders"). The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Authorized Participant understands and agrees that in the event the Basket Gold Amount (as defined in the Procedures)  is not transferred to the Trust by the time specified for the Purchase Order, or Shares are not delivered to the Transfer Agent by the time specified for the Redemption Order and, in each such case, in compliance with the Trust Agreement, the Procedures and this Agreement, the Purchase Order or Redemption Order may be cancelled by the Sponsor and the Authorized Participant will be responsible for all costs and expenses incurred by the Trust, the Sponsor or the Transfer Agent related to the cancelled Order. The Authorized Participant will not, however, be responsible for costs and expenses incurred by the Trust, the Sponsor or the Transfer Agent related to cancelled Orders to the extent the failure to transfer the Basket Gold Amount to the Trust is due to the gross negligence, bad faith or willful misconduct of the Transfer Agent or the Sponsor. The foregoing provisions notwithstanding, the Authorized Participant shall not be liable for any failure or delay in transferring a Basket Gold Amount in respect of a Purchase

Order or for any failure or delay in surrendering Shares for redemption arising from any events set forth in, or similar to those contemplated in, Section 15 hereto. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order or Redemption Order will be extended as determined by the Sponsor in its sole discretion.
The Sponsor, or its designee, shall also have the absolute right, but shall have no obligation, to reject any Order if: (i) it is determined by the Sponsor, or its designee, not to be in proper form; (ii) the Sponsor, or its designee, believes the acceptance or receipt of the Order would have adverse tax consequences to the Trust or its Shareholders; (iii) the acceptance or receipt of the Order would, in the opinion of counsel to the Sponsor, be unlawful; or (iv) if circumstances outside the control of the Sponsor, or its designee, make it for all practical purposes not feasible to process Orders. Neither the Sponsor nor any designee shall be liable to any person by reason of the rejection of any Order. The Sponsor will promptly return to the Authorized Participant upon rejection of an Order all cash and any other property or assets tendered by the Authorized Participant, as well as all fees paid to the Sponsor, the Trust's administrator or marketing agent by the Authorized Participant, including, without limitation, any transaction fees, with respect to such rejected Order.
(d) The Sponsor may, in its discretion, suspend Redemptions, or postpone the settlement date of a Redemption Order: (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Redemption Order is not reasonably practicable; (iii) when the Trust needs additional time to transfer additional unallocated gold that can be delivered to a redeeming Authorized Participant; or (iv) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
(e) The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Authorized Participant also consents to the Sponsor's or the Trust's provision of information received from the Authorized Participant in connection with this Agreement to the Transfer Agent or the Custodian related to their responsibilities with respect to anti-money laundering, counter-terrorist financing and economic sanctions laws, rules, regulations, executive orders and requirements (including the U.S. Bank Secrecy Act, the USA PATRIOT Act, and regulations of the U.S. Treasury Department which implement such acts) administered by any governmental authority of the United States (including OFAC of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority over the Trust.  In the event that the Sponsor, the Trust, or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor, the Trust, or any of their affiliated persons, as the case may be, agrees to furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation. The Sponsor, the Trust, and their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant's express written consent, except the Sponsor and the Trust may disclose to a regulatory or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Authorized Participant.
Section 4. Fees. To offset some or all of the Trust's transaction costs in fulfilling Orders, an Authorized Participant is required to pay a fixed transaction fee that is described in the Prospectus, and may be required by the Sponsor or the Transfer Agent to pay additional fees to reimburse the Trust for any and all expenses and costs incurred in connection with an Order, including any potential tax liabilities noted in Section 10(a) hereof. An Order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed as provided for in the Prospectus.
Section 5. Authorized Persons.  Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor, or its designee, a certificate, duly certified as appropriate by its secretary or other duly authorized person, in the form of Exhibit A, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an "Authorized Person"). The Sponsor may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor, or its designee, receives a superseding certificate or of written notice (via e-mail is permissible) bearing a subsequent date and duly certified as described above from the Authorized Participant that one or more individuals should be added or removed from the certificate. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor (via e-mail is permissible) and such notice shall be effective upon receipt by the Sponsor. The Sponsor shall issue, or caused to be issued, to each Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person; provided that certain employees of the Authorized Participant, such as those who work in legal, compliance, risk management, or other supervisory roles may have a reasonable need to know or may have incidental access to one or more PIN Numbers, and further provided that the Authorized Participant agrees to ensure that each such employee is restricted from using any such PIN Number. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Sponsor.
Section 6. Redemption. The Authorized Participant represents and warrants that, as of the close of Business Day on which it has placed a Redemption Order (as described in the Procedures) with the Sponsor for the purpose of redeeming any Creation Units of any Fund, it, or any party for which it is acting (whether a customer or otherwise, a "Participant Client"), as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the requisite number of Shares of the Trust or (ii) will have reasonable grounds to believe that the requisite number of Shares of the Trust can be borrowed (as contemplated by Rule 203(b)(1) of Regulation SHO) such that, in either case, the Authorized Participant can make good delivery of the Shares to the Trust two days following the date a Redemption Order is received ("Redemption Settlement Date"). In either case, the Authorized Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have full legal authority and legal right to tender for redemption the requisite number of Shares of the Trust to be redeemed as a Creation Unit on the Redemption Settlement Date; (ii) it or, if applicable, its Participant Client, has full and legal authority and legal right to receive the entire proceeds of the redemption order on the Redemption Settlement Date; and (iii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, on the Redemption Settlement Date.
To the extent that the Authorized Participant posts collateral on the Redemption Settlement Date in connection with a portion of the Shares that were unable to be delivered on the Redemption Settlement Date, the Trust agrees that it will not use any such collateral to purchase the Shares without giving the Authorized Participant reasonable advance notice and an opportunity to deliver the missing Shares.
Section 7. Role of Authorized Participant.
(a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall have no authority to act as agent for the Trust or the Sponsor in any matter or in any respect.
(b) The Authorized Participant will make itself and its employees available, upon reasonable request and with reasonable notice, during normal business hours to consult with the Sponsor or its designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.
(c) The Authorized Participant will, to the extent required by applicable law, maintain records of all sales of Creation Units made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, will furnish the Sponsor with the names and addresses of the purchasers of such Creation Units and the number of Creation Units purchased if and to the extent that the Sponsor or the Trust has been requested to provide such information to a governmental agency or self-regulatory organization ("SRO").
(d) The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the applicable obligations of a DTC Participant in addition to any applicable obligations that it undertakes hereunder or in accordance with the Prospectus.
(e) The Authorized Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist the Sponsor in ascertaining certain information regarding sales of Shares made by or through the Authorized Participant upon reasonable request of the Trust or the Sponsor that is necessary for the Trust to comply with its obligations to distribute information to its Shareholders under applicable state or federal securities laws; provided that consistent with market practice, the Authorized Participant may undertake to deliver prospectuses, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its Shareholders to the Authorized Participant's customers that custody Shares with the Authorized Participant, after receipt from the Trust or the Sponsor of sufficient quantities to allow mailing thereof to such customers. The Sponsor agrees that the names and addresses and other information concerning the Authorized Participant's customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings related to the Trust referred to in this Section 7(e) of this Agreement.
Section 8. Indemnification.
(a) The Authorized Participant hereby indemnifies and holds harmless the Sponsor, the Transfer Agent, the Trust, and their respective direct or indirect affiliates (as defined below) and their respective directors, sponsors, partners, members, managers, officers, employees and agents and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney's fees and the reasonable cost of investigation) ("Losses") incurred by such AP Indemnified Party as a result of: (i) any material breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants, unless such breach occurred as a result of the Authorized Participant's strict adherence to instructions reasonably given to it by such AP Indemnified Party; (ii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Authorized Participant's strict adherence to instructions reasonably given to it by such AP Indemnified Party; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any SRO to the extent the foregoing relates to the Authorized Participant's transactions in, and activities with respect to, Shares under this Agreement; (iv) any actions of such AP Indemnified Party in reasonable reliance upon any instructions issued by the Authorized Participant in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Trust in accordance with the terms of Section 5 hereto; or (v)(A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 13(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the Prospectus, in the light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party for the reasonable fees and expenses of any counsel retained by them.
(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective direct or indirect affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Sponsor Indemnified Party") from and against any Losses incurred by such Sponsor Indemnified Party as a result of (i) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor, unless such breach occurred as a result of the Sponsor's strict adherence to instructions reasonably given to it by such Sponsor Indemnified Party; (ii) any material failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement unless such failure occurred as a result of the Sponsor's strict adherence to instructions reasonably given to it by such Sponsor Indemnified Party; (iii) any failure by the Sponsor to comply with applicable laws and the rules and regulations of any governmental entity or any SRO to the extent that such laws, rules and regulations are applicable to the Sponsor's duties and obligations under this Agreement; (iv) any untrue statements or omissions made in any Marketing Materials (as defined in Section 13(a) herein) furnished to the Authorized Participant or otherwise approved in writing by the Trust; (v) actions of such Sponsor Indemnified Party in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with this Agreement or Attachment A hereto reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Party in the suit and who shall not, except with the consent of the Sponsor Indemnified Party, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.
(c) This Section 8 shall not apply to the extent any such Losses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term "affiliate" in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.
(d) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.
(e) The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceedings or litigation against it and, in the case of the Sponsor, against any of the Sponsor's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.
Section 9. Limitation of Liability.  In the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor nor the Authorized Participant shall be liable to each other or to any other person for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or a third party or out of any interruption or delay in the electronic means of communications used by them.

Section 10. Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the Authorized Participant's purchases or redemptions of any Creation Units made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees, upon written request, to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon upon reasonable notice thereof; provided, however, that the Authorized Participant shall not indemnify the Trust or the Sponsor for any tax or charge or any penalties, additions to tax or interest thereon to the extent that such payments result from the Sponsor's, the Trust's, or their designee's willful misconduct, negligence, or bad faith.
Section 11. Acknowledgment.  The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust, and represents that it has had an opportunity to ask questions with respect to the terms thereof. The Sponsor and the Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement, and the Procedures.
Section 12. Effectiveness and Termination.  Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a)(i); (ii) upon written notice to the Authorized Participant or the Sponsor by the other party in the event of a material breach by the Authorized Participant or the Sponsor, as the case may be, of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties hereto with respect to the subject matter contained herein.
Section 13. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.
(a) The Authorized Participant represents, warrants and covenants that (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the then-current Prospectus of the Trust, or (B) any promotional materials or sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials furnished to the Authorized Participant by the Sponsor ("Marketing Materials"), and (ii) will not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Shares or any AP Indemnified Party, except for information and materials that are provided by the Sponsor or approved in writing by the Sponsor. Copies of the then-current Prospectus of the Trust and any such Marketing Materials will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may without the written approval of the Sponsor or the Trust prepare and circulate in the regular course of their businesses research, sales literature, reports, and other similar materials that include information, opinions or recommendations relating to the Shares, provided that such research, sales literature, reports, and other similar materials comply with applicable federal securities laws and regulations and FINRA rules. The Authorized Participant agrees that any representation or statement in such reports, sales literature, correspondence, communications or other similar materials will not contain any untrue statement of a material fact related to Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding Shares, such statements of fact will be consistent with the Prospectus.
(c) The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus and any Marketing Materials in reasonable quantities upon request. The Sponsor will notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor shall be deemed to have complied with this Section 13(c) when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.
(d) For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled "Plan of Distribution" and in any other section as may be required by the SEC and (ii) on the Trust's website. Upon the termination of this Agreement, (i) during the period prior to when the Trust qualifies and in its sole discretion elects to file on Form S-3, the Trust will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust's website to remove any identification of the Authorized Participant as an authorized participant of the Trust.
Section 14. Certain Covenants of the Sponsor.   The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:
(a) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and

(b) to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares and a single Prospectus is used in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed.
Section 15. Force Majeure.    No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes nuclear fission or fusion, radioactivity, war, terrorist event, invasion, epidemic or pandemic, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods, extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Sponsor, any of the Sponsor's designees for purposes of fulfilling Orders, the Trust, the Transfer Agent, or Authorized Participant, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire or communication facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations, or similar extraordinary events beyond the a party's reasonable control.
Section 16. Ambiguous Instructions.    If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Sponsor. If the Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.
Section 17. Miscellaneous.
(a) Amendment and Modification.  This Agreement may not be amended except by a writing signed by all the parties hereto.  The Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 17(c) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and e-mail will be deemed received on the day the message was sent. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Sprott ESG Gold ETF Authorized Participant Agreement (other than this Agreement), the Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.
(b) Waiver of Compliance.  Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
(c) Notices.  Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by e-mail or personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile, e-mail or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Sponsor. All notices shall be directed to the appropriate contact information indicated below the signature line of the parties on the signature page hereof.
(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
(e) Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder to the Transfer Agent by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change in writing. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(f) Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. Each party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement.
(g) Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.
(h) Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
(i) Entire Agreement.  This Agreement (including any schedules, attachments or exhibits attached hereto), along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.
(j) Severance.  If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement. If this Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the parties to this Agreement, it shall be subject to immediate termination upon written notice by the terminating party delivered in accordance with Section 17(c) of this Agreement.
(k) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Survival.  Sections 8 (Indemnification) and 18 (No Promotion) hereof shall survive the termination of this Agreement.
(m) Other Usages.  The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."
(n) Privacy Policies and Procedures.  The Authorized Participant affirms that it has policies and procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
Section 18. No Promotion.      Except as provided in Section 13(d) of this Agreement, each of the Trust and the Sponsor agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant.
[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant, the Trust and the Sponsor, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

SPROTT ASSET MANAGEMENT LP

By:
Name:
Title:

SPROTT ESG GOLD ETF

By:	SPROTT ASSET MANAGEMENT LP, its Sponsor

By:
Name:
Title:

AUTHORIZED PARTICIPANT

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT
The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Sprott ESG Gold ETF Authorized Participant Agreement.

Authorized Participant:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Certified By:
Name:
Title:
Date:

ATTACHMENT A

SPROTT ESG GOLD ETF

CREATION AND REDEMPTION PROCEDURES

i

SPROTT ESG GOLD ETF
CREATION AND REDEMPTION PROCEDURES
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01      Definitions. For purposes of these Creation and Redemption Procedures (the "Procedures"), unless the context otherwise requires, the following terms will have the following meanings:
"Applicable Transaction Fee" shall mean, for any date of determination, the nonrefundable transaction fee applicable to an Order, as described in the Prospectus as of such date.
"Authorized Participant" shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.
"Authorized Participant Agreement" or "Agreement" shall mean the Authorized Participant Agreement to which these Procedures are attached as Attachment A.
"Basket Gold Amount" shall mean an amount of gold in unallocated form equal to the aggregate NAV of Shares included in one or more Creation Units that are part of an Order.
"Business Day" shall mean any day other than: (i) a Saturday, Sunday or other day on which the Exchange is closed for regular trading, and, in respect of any action to be taken by the Trustee, on which the Trustee is not open for business; or (ii) a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed.
"Creation" shall mean the process that begins when an Authorized Participant first indicates to the Creation and Redemption Agent its intention to purchase one or more Creation Units pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Authorized Participant of the corresponding number of Creation Units.
"Creation and Redemption Agent" shall mean The Bank of New York Mellon, a New York corporation authorized to do banking business, or any successor thereto engaged by the Trust as the Trust's agent for effecting Creations and Redemptions with Authorized Participants.
"Creation and Redemption Line" shall mean a telephone number for the BNYM ETF Order Desk Administrator designated as such by the Creation and Redemption Agent and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.
"Creation Unit" shall mean 50,000 Shares (or such number as shall be designated pursuant to the Trust Agreement).

"Custodian" shall mean the Royal Canadian Mint and any sub-custodians appointed by the Royal Canadian Mint in accordance with its Gold Storage Agreement with the Trust.
"Delivery" shall mean full delivery of constituents of a Creation Units to or from (as the context may be require) the Trust's account at the Creation and Redemption Agent.
"DTC" shall mean The Depository Trust Company, its nominees and their respective successors.
"Exchange" shall mean the applicable national securities exchange where the Shares are listed, or any successor thereto.  The Shares will be listed on NYSE Arca, Inc.
"LBMA Gold Price PM" means the price of physical gold obtained from auctions conducted by ICE Benchmark Administration, a benchmark administrator appointed by the London Bullion Market Association, at 3:00 p.m., London Time on a Business Day.
"NAV" shall mean the net asset value of a Share of the Trust on an Order Date, calculated in accordance with the valuation procedures described in the Prospectus.
"Order" shall mean a Purchase Order or a Redemption Order.
"Order Cut-Off Time" shall mean 3:59:59 p.m. (New York time) on a Business Day.
"Order Date" shall mean the Business Day on which a Purchase Order or Redemption Order was received prior to the Order Cut-Off Time.
"Prospectus" shall have the meaning ascribed to the term in the Authorized Participant Agreement.
"Purchase Order" shall mean an order to purchase one or more Creation Units.
"Redemption" shall mean the process that begins when an Authorized Participant first indicates to the Creation and Redemption Agent its intention to redeem one or more Creation Units pursuant to these Procedures and concludes with Delivery by the Creation and Redemption Agent of the corresponding Basket Gold Amount to such Authorized Participant.
"Redemption Order" shall mean an order to redeem one or more Creation Units.
"Shareholders" shall mean owners of Shares.
"Shares" shall mean shares issued by the Trust representing units of beneficial interest in the Trust.
"Sponsor" shall mean Sprott Asset Management LP, a limited partnership formed under the laws of the Province of Ontario, Canada, in its capacity as sponsor under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.
"Trust" shall mean the Sprott ESG Gold ETF, a Delaware statutory trust governed by the provisions of the Trust Agreement.
"Trust Agreement" shall have the meaning set forth in the Authorized Participant Agreement.

"Trust Unallocated Gold Account" shall mean the Trust's custody account for unallocated gold held by the Custodian.
"Trustee" shall mean Delaware Trust Company, as Delaware trustee.
Section 1.02     Interpretation. In these Procedures:
Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.
The words "hereof", "herein", "hereunder" and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.
A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.
A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.
Section 1.03     Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.
ARTICLE II

CREATION PROCEDURES
Section 2.01     Creations of Shares. From and after the date hereof, the issuance and Delivery of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:
(a) Authorized Participants wishing to acquire from the Trust one or more Creation Units shall place a Purchase Order with the Creation and Redemption Agent on any Business Day. Purchase Orders received by the Creation and Redemption Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Purchase Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.
The Sponsor may, in its discretion, suspend Creations, or postpone the settlement date of a Purchase Order, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Purchase Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(b) For purposes of Section 2.01(a) above, a Purchase Order shall be deemed "received" by the Creation and Redemption Agent only when each of the following has occurred:
(i) An Authorized Person shall have either: (1) placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Creation Units, which is confirmed by a faxed order form within 15 minutes of the telephone call; or (2) placed a Purchase Order through the electronic order entry system portal BNYM ETF Center Interface, the use of which shall be subject to the terms and conditions of the Order Entry System Terms and Conditions attached hereto as Annex I.
(ii) The Creation and Redemption Agent shall have sent a confirmation to the Authorized Participant that a Purchase Order for a specified number of Creation Units has been received by the Creation and Redemption Agent from an Authorized Person for the Authorized Participant's account.
THE AUTHORIZED PARTICIPANT SHOULD NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. A TELEPHONIC ORDER OR REQUEST CAN ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.
(c) The Creation and Redemption Agent (acting in consultation with, the Sponsor) shall have the absolute right, but shall have no obligation, to reject any Purchase Order if: (i) the Purchase Order is determined by the Creation and Redemption Agent or the Sponsor not to be in proper form, (ii) the Creation and Redemption Agent or the Sponsor believes that the acceptance or receipt of the Purchase Order would have adverse tax consequences to the Trust or to owners of Shares, (iii) the acceptance or receipt of the Purchase Order would, in the opinion of counsel to the Sponsor, be unlawful, or (iv) if circumstances outside of the control of the Sponsor or the Creation and Redemption Agent make it for all practical purposes not feasible to process Purchase Orders.  Neither the Creation and Redemption Agent nor the Sponsor shall be liable to any person for rejecting a Purchase Order. Prior to the transmission of the Creation and Redemption Agent's confirmation of acceptance, a Purchase Order will only represent the Authorized Participant's unilateral offer to deposit the Basket Gold Amount in exchange for one or more Creation Units and will have no binding effect upon the Trust, the Sponsor or the Creation and Redemption Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Purchase Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Sponsor and the Creation and Redemption Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Trust Agreement applicable to it with respect to such Purchase Order.

After the calculation of NAV on the Order Date of a Purchase Order, the Creation and Redemption Agent shall communicate the amount of the Basket Gold Amount to be paid by the Authorized Participant to the Authorized Participant no later than 7:00 p.m. (New York time) on the Order Date of a Purchase Order.
(d) The Authorized Participant shall transfer the Basket Gold Amount to the Trust Unallocated Gold Account no later than 4:00 p.m. (London time) on the second Business Day following the Order Date of a Purchase Order.  The Authorized Participant shall bear any costs and risk of loss associated with transferring the Basket Gold Amount until the Basket Gold Amount is credited to the Trust Unallocated Metal Account by the Custodian.
(e) On the second Business Day following the Order Date corresponding to a Purchase Order, or on such other date as the Sponsor in its discretion may agree, the Trust shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Authorized Participant and the Creation and Redemption Agent shall deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in written instructions to the Creation and Redemption Agent, provided that on the date such issuance is to take place:
(i) the Creation and Redemption Agent shall have received confirmation of the Authorized Participant's delivery of the Basket Gold Amount and the Applicable Transaction Fee; and
(ii) any other conditions to the issuance under the Trust Agreement shall have been satisfied.
(f) Unless the Sponsor has agreed with the Authorized Participant to extend the settlement date of a Purchase Order until the third Business Day following the Order Date of a Purchase Order, in the event that, by 4:30 p.m. (New York time) on the second Business Day following the Order Date of a Purchase Order governed by Section 2.01(d) above, the Creation and Redemption Agent is unable to confirm the Authorized Participant's transfer of the Basket Gold Amount pursuant to such Purchase Order, the Sponsor may, or cause the Creation and Redemption Agent to, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Creation and Redemption Agent.
(g) In all other cases, the Trust shall issue the aggregate number of Shares corresponding to the Creation Units ordered by the Authorized Participant and the Sponsor shall instruct the Creation and Redemption Agent to deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in written instructions to the Creation and Redemption Agent on the Business Day on which the conditions set forth in clauses (i) to (ii) of Section 2.01(e) above shall have been met.

(h) The foregoing provisions notwithstanding, neither the Sponsor nor the Creation and Redemption Agent shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Sponsor, the Creation and Redemption Agent, the Custodian or sub-custodian and similar extraordinary events beyond the Sponsor's or the Creation and Redemption Agent's reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.
ARTICLE III

REDEMPTION PROCEDURES
Section 3.01     Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Creation Units in compliance with the following rules:
(a) Authorized Participants wishing to redeem one or more Creation Units shall place a Redemption Order with the Creation and Redemption Agent on any Business Day. Only Redemption Orders received by the Creation and Redemption Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Creation and Redemption Agent on or after the Order Cut-Off Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.
The Sponsor may, in its discretion, suspend Redemptions, or postpone the settlement date of a Redemption Order, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the fulfillment of a Redemption Order is not reasonably practicable; (iii) when the Trust needs additional time to transfer additional unallocated gold that can be delivered to a redeeming Authorized Participant; or (iv) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
(b) For purposes of Section 3.01(a) above, a Redemption Order shall be deemed "received" by the Creation and Redemption Agent only when each of the following has occurred:
(i) An Authorized Person shall have either (1) placed a telephone call to the Creation and Redemption Line informing the Creation and Redemption Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Creation Units, which is confirmed by a faxed order form within 15 minutes of the telephone call; or (2) placed a Redemption Order through the electronic order entry system portal BNYM ETF Center Interface, the use of which shall be subject to the terms and conditions of the Order Entry System Terms and Conditions attached hereto as Annex I.

(ii) The Creation and Redemption Agent shall have sent a confirmation to the Authorized Participant that a Redemption Order for a specified number of Creation Units has been received by the Creation and Redemption Agent from an Authorized Person for the Authorized Participant's account.
THE AUTHORIZED PARTICIPANT SHOULD NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. A TELEPHONIC ORDER OR REQUEST CAN ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.
(c) The Creation and Redemption Agent (acting in consultation with, the Sponsor) shall have the absolute right, but shall have no obligation, to reject any Redemption Order if: (i) the Redemption Order is determined by the Creation and Redemption Agent or the Sponsor not to be in proper form, (ii) the Creation and Redemption Agent or the Sponsor believes that the acceptance or receipt of the Redemption Order would have adverse tax consequences to the Trust or to owners of Shares, (iii) the acceptance or receipt of the Redemption Order would, in the opinion of counsel to the Sponsor, be unlawful, or (iv) if circumstances outside of the control of the Sponsor or the Creation and Redemption Agent make it for all practical purposes not feasible to process Redemption Orders. Neither the Creation and Redemption Agent nor the Sponsor shall be liable to any person for rejecting a Redemption Order.  Prior to the transmission of the Creation and Redemption Agent's confirmation of acceptance, a Redemption Order will only represent the Authorized Participant's unilateral offer to redeem the Shares specified in such Redemption Order in exchange for the related Basket Gold Amount and will have no binding effect upon the Trust, the Sponsor, the Creation and Redemption Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Redemption Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Sponsor and the Creation and Redemption Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Trust Agreement applicable to it with respect to such Redemption Order.
After the calculation of NAV on the Order Date for a Redemption Order, the Creation and Redemption Agent shall communicate the amount of the Basket Gold Amount to be paid by the Trust to the Authorized Participant no later than 7:00 p.m. (New York time) on the Order Date of a Redemption Order.
(d) Provided that by 9:30 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order:
(i) the Authorized Participant has delivered to the Creation and Redemption Agent's account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Creation and Redemption Agent shall have received the Applicable Transaction Fee from the Authorized Participant, and the Authorized Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Trust the amount of any and all taxes, governmental charges and other fees and expenses payable in connection with the transfer of the Basket Gold Amount to the Authorized Participant's account and the Delivery of Shares;
(iii) any other conditions to the redemption under the Trust Agreement have been satisfied, the Creation and Redemption Agent will, as applicable, on such day, at the locations and in the amounts specified in the confirmation sent in compliance with Section 3.01(c) above, instruct the Custodian to transfer the applicable Basket Gold Amount to the account(s) of the redeeming Authorized Participant specified in such confirmation. Upon such Delivery, the Creation and Redemption Agent will then cancel the Shares so redeemed on behalf of the Trust.
(e) Unless the Sponsor has agreed with the Authorized Participant to extend the settlement date of a Redemption Order until the third Business Day following the Order Date of a Redemption Order, in the event that, by 10:00 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order governed by Section 3.01(d) above, Creation and Redemption Agent's account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Creation Units to be redeemed pursuant to such Redemption Order, the Sponsor may, or cause the Creation and Redemption Agent to, cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Creation and Redemption Agent.
(f) In all other cases, Delivery shall be completed by the Custodian as soon as reasonably practicable if the conditions set forth in clauses (i) and (ii) of Section 3.01(d) above have been satisfied.
(g) The foregoing provisions notwithstanding, neither the Creation or Redemption Agent nor the Sponsor shall be liable for any failure or delay in making Delivery of the Basket Gold Amount in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Sponsor, the Creation and Redemption Agent, the Custodian or sub-custodian and similar extraordinary events beyond the Sponsor's and the Creation and Redemption Agent's reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

ANNEX I TO AUTHORIZED PARTICIPANT AGREEMENT FOR
SPROTT ESG GOLD ETF

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the "System").  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures.  In the event of any conflict between the terms of this Annex I and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex I shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the "Transfer Agent") a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person's status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person's access to the System.  The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.
(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant's and each Authorized Person's access rights with respect to System shall be immediately revoked.
2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System.  Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent's prior written consent.  Authorized Participant may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent's request.
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3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the "Material"), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent's proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant's possession or under its control.
4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.
5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent's gross negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON'S REASONABLE CONTROL.
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6. Transfer Agent reserves the right to revoke Authorized Participant's access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex I.
7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.
8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.
9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.
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